UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 22, 2013

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 22, 2013, First Interstate BancSystem, Inc. (the “Registrant”) held an annual meeting of its shareholders. The proposals voted upon at the annual meeting and the voting results for each proposal are as follows:

Proposal No. 1 – To elect as directors the nominees proposed by the board of directors of the Registrant, to three-year terms expiring in 2016, or until their respective successors have been elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
David H. Crum	96,401,012	3,554,826	1,110,844	3,239,840
William B. Ebzery	100,769,850	288,417	8,415	3,239,840
John M. Heyneman, Jr.	97,006,219	3,962,204	98,259	3,239,840
Jonathan R. Scott	96,724,065	3,225,577	1,117,040	3,239,840
Theodore H. Williams	99,552,507	355,466	1,158,709	3,239,840

Proposal No. 2 – To ratify the appointment of McGladrey & Pullen, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker non-votes
104,195,938	101,150	9,434	0

Proposal No. 3 – Advisory vote on executive compensation.

For	Against	Abstain	Broker non-votes
99,744,969	142,706	1,179,007	3,239,840

Proposal No. 4 – To increase the number of shares authorized for issuance under the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan by an additional 1,500,000 shares of common stock.

For	Against	Abstain	Broker non-votes
94,779,496	6,278,371	8,815	3,239,840

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2013

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ ED GARDING
Ed Garding
President and Chief Executive Officer